UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2022

Evolve Transition Infrastructure LP
(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On December 6, 2022, Evolve Transition Infrastructure LP (the “Partnership”) received notice (the “Notice”) from NYSE American LLC (“Exchange”) that the Partnership is below compliance with certain of the Exchange’s continued listing standards as set forth in Part 10 of the NYSE American Company Guide (the “Company Guide”). The Notice provides that the Exchange’s review of the Partnership showed that the Partnership is below compliance with Sections 1003(a)(i) and (ii) of the Company Guide, which requires the Partnership to have partners’ equity of $2.0 million or more if the Partnership has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years ended December 31, 2021, and partners’ equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years ended December 31, 2021, respectively.
In connection with the Partnership’s non-compliance with Sections 1003(a)(i) and (ii) of the Company Guide, the Partnership must submit a plan (the “Plan”) by January 5, 2023, advising of actions that the Partnership has taken or will take to regain compliance with the continued listing standards by June 6, 2024.
As of the date hereof, the Partnership’s management is beginning its analysis regarding submission of the Plan to the Exchange by the January 5, 2023 deadline. If the Plan is accepted, the Partnership will be able to continue its listing during the Plan period and will be subject to periodic review, including quarterly monitoring for compliance with the Plan. If the Partnership does not submit the Plan, or the Plan is not accepted, or the Plan is accepted but the Partnership does not make progress consistent with the Plan during the Plan period, Exchange staff will initiate delisting proceedings as appropriate.
The Partnership is committed to preparing the Plan and undertaking actions to achieve compliance with the Exchange’s continued listing standards. There can be no assurance that the Partnership will be able to achieve compliance with the Exchange’s continued listing standards within the required time frame. Other than required by federal law, the Partnership disclaims any intention to update this Current Report on Form 8-K for purposes of disclosing any action or response that the Partnership decides to take after the filing of this Current Report on Form 8-K.
Item 8.01 Other Events.
On December 9, 2022, the Partnership issued a press release discussing the matters disclosed in Item 3.01 above. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release, dated December 9, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
	By:	Evolve Transition Infrastructure GP LLC, its general partner

Date: December 9, 2022	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary
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